EXHIBIT 9.1

                             STOCKHOLDERS AGREEMENT

      This Agreement ("Agreement") is dated as of October 10, 1997 and entered into by and among Primo Ianieri ("P. Ianieri"), Richard L. Audet, Dianne Toner, Michael Ianieri, Deborah Antipin and Valerie Ianieri (hereinafter collectively referred to as the "Stockholders").

                                   WITNESSETH:

      WHEREAS, Cross Atlantic Capital, Inc. (the "Company") was incorporated under the laws of the State of Delaware on May 28, 1986; and

      WHEREAS, the total number of authorized shares of capital stock of the Company (hereinafter referred to as the "Stock") consists of 60,000.000 shares of common voting stock, par value $.000833 (the "Common Stock" or the "Stock"); and

      WHEREAS, 3,200,000 shares of the Company's Common Stock have been issued to the Stockholders; and

      WHEREAS, the parties hereto desire to provide for the composition of the Board of Directors of the Company and certain other corporate matters concerning the orderly operation and management of the Company, and to set forth their respective rights and obligations in connection therewith; and

      NOW THEREFORE, in consideration of the mutual promises contained herein and of the mutual benefits to be gained by the performance thereof, for so long as P. Ianieri directly or beneficially owns or controls Five Percent (5%) or more of the issued and outstanding Common Stock of the Company the parties hereto do hereby agree as follows:

      1. Composition of Board of Directors. The Board of Directors of the Company shall consist of not less than Seven (7) members: (i) Three (3) of which shall be designated by P. Ianieri (the "P. Ianieri Directors"), which P. Ianieri Directors shall comprise the Executive Committee of the Board of Directors (the "Executive Committee"); (ii) Two (2) of which shall be designated by Peter Bordes, Sr.; and (iii) Two (2) of which shall be outside directors.

      2. Executive Committee. The Executive Committee shall have the power to:
(i) veto any proposed acquisition, merger, offering or sale of securities of the Company; (ii) veto any borrowings or issuances of debt securities of the Company; (iii) select corporate officers of the Company; and (iv) determine the compensation of the senior management of the Company. The undersigned shall cause the Board of Directors to form the Executive Committee consistent with the provisions hereof.

      3. Binding Effect. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors. legal representatives, heirs, successors and permitted assigns.

      4. Amendments. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by all of the parties hereto.

      5. Notices. All notices, elections, demands or other communications required or permitted to be made or given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if sent prepaid and actually received by telecopier, hand delivery, certified mail, overnight delivery service or courier service addressed to the respective parties as indicated below. Any party may change its notice instructions by giving notice thereof, in writing, to the other parties.

To the Company:         Elgin e^2, Inc.
                        12 Executive Drive

                         Hudson, NH 03501
                         Attention: Mr. William Mosconi, President

With a copy to:          Lev, Berlin and Dale, P.C.
                         535 Connecticut Avenue
                         Norwalk, CT 06854
                         Attention: Eric J. Dale, Esquire

To any of the
Stockholders:            c/o Primo Ianieri
                         Key International Inc.
                         480 Route 9
                         Englishtown, NJ 07726

In each case
with a copy to:          Richard Audet
                         Key International Inc.
                         480 Route 9
                         Englishtown, NJ 07726

and:                     Lev, Berlin and Dale, P.C.
                         535 Connecticut Avenue
                         Norwalk, CT 06854
                         Attention: Eric J. Dale, Esquire

      IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.


                                                 /s/ Primo Ianieri
                                                 ------------------------------
                                                 Primo Ianieri


                                                 /s/ Primo Ianieri
                                                 ------------------------------
                                                 Richard L. Audet atty in fact


                                                 /s/ Primo Ianieri atty in fact
                                                 ------------------------------
                                                 Dianne Toner

                                                /s/ Michael Ianieri atty in fact
                                                --------------------------------
                                                Michael Ianieri


                                                /s/ Primo Ianieri atty in fact
                                                --------------------------------
                                                Deborah Antipin


                                                /s/ Primo Ianieri atty in fact
                                                --------------------------------
                                                Valerie Ianieri

Acknowledged and agreed to as of
the 10th day of October, 1997


--------------------------------
Peter A. Bordes, Sr.

                                                --------------------------------
                                                Michael Ianieri


                                                --------------------------------
                                                Deborah Antipin


                                                --------------------------------
                                                Valerie Ianieri

Acknowledged and agreed to as of
the 10th day of October, 1997


/s/ Peter A. Bordes, Sr.
--------------------------------
Peter A. Bordes, Sr.